Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

4Q17 Sales of $370 million, up 43% versus prior year

4Q17 Cash Flow from Operations of $36 million, down $11 million versus prior year

4Q17 Earnings Per Share of $2.31, includes $1.71 one-time net tax benefit

Parsippany, N.J., February 23, 2018 - AdvanSix (NYSE: ASIX) today announced its financial results for the fourth quarter and full year ending December 31, 2017. The Company generated strong results across a number of measures in the quarter and for the year, including sales volume, income and operating cash flow.

Full Year 2017 Highlights

•	Sales up 24% versus prior year, including 9% volume increase, 3% favorable impact of market-based pricing, and 12% higher raw material pass-through pricing

•
Net Income of $146.7 million, an increase of $112.6 million versus the prior year; 2017 results include an approximately $53 million one-time net tax benefit primarily related to re-measurement of net deferred tax liability at a lower corporate tax rate

•	EBITDA of $200.8 million, an increase of $104.9 million or 109% versus the prior year

•	EBITDA Margin of 13.6%, up 550 bps versus the prior year

•	Cash Flow from Operations of $134.6 million, an increase of $20.9 million versus the prior year

•	Free Cash Flow of $48.2 million, an increase of $18.4 million versus the prior year

Summary full year 2017 financial results for the Company are below:
Full Year 2017 Results

($ in Thousands, Except Earnings Per Share)	FY 2017	FY 2016
Sales	$1,475,194	$1,191,524
Net Income	146,699	34,147
Earnings Per Share (Diluted)	$4.72	$1.12
EBITDA (1)	200,803	95,951
EBITDA Margin % (1)	13.6%	8.1%
Cash Flow from Operations	134,607	113,740
Free Cash Flow (1)(2)	48,169	29,731

(1)	See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations

(2)	Net cash provided by operating activities less capital expenditures

“AdvanSix delivered another strong quarter to finish our first full year as a standalone public company. Production output, margin expansion, earnings growth and cash flow generation all improved significantly in 2017, demonstrating the value proposition of our operational excellence and global cost advantage. Ongoing high plant utilization rates and an improved supply and demand environment supported a 9% sales volume increase and EBITDA that more than doubled the prior year's results. We successfully completed our 2017 planned plant turnarounds on time and on budget, and set production records across various unit operations while achieving record safety performance,” said Erin Kane, president and CEO of AdvanSix.

Summary fourth quarter 2017 financial results for the Company are included below:
Fourth Quarter 2017 Results

($ in Thousands, Except Earnings Per Share)	4Q 2017	4Q 2016
Sales	$370,389	$259,323
Net Income	72,366	(24,714)
Earnings Per Share (Diluted)	$2.31	($0.81)
EBITDA (1)	38,770	(29,586)
EBITDA Margin % (1)	10.5%	(11.4%)
Cash Flow from Operations	36,136	47,273
Free Cash Flow (1)(2)	16,904	20,123

(1)	See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations

(2)	Net cash provided by operating activities less capital expenditures

Sales volume in the quarter increased 25% versus the prior year due to continued high utilization rates at our manufacturing sites and the impact of unplanned plant outages in the prior year period. Pricing overall increased 18% versus the prior year, including a 16% favorable impact from raw material pass-through pricing driven by increases in benzene and propylene (inputs to cumene which is a key feedstock to our products) costs. Market-based pricing was favorable by 2% compared to the prior year with improved industry supply and demand dynamics in our nylon, caprolactam, and chemical intermediate product lines.

Sales by product line represented the following approximate percentage of our total sales:

	4Q 2017	4Q 2016	FY 2017	FY 2016
Nylon	28%	26%	29%	28%
Caprolactam	20%	17%	19%	17%
Ammonium Sulfate Fertilizers	16%	24%	19%	24%
Chemical Intermediates	36%	33%	33%	31%

EBITDA of $38.8 million in the quarter increased $68.4 million from prior year loss of $29.6 million. Fourth quarter 2016 results included an unfavorable $44 million pre-tax income impact related to unplanned outages. The remaining approximately $24.4 million EBITDA increase was primarily due to improved production and sales volume, the favorable impact of market-based pricing, and a non-cash LIFO inventory reserve adjustment ($4.4 million favorable pre-tax income impact realized in fourth quarter 2017).

Cash flow from operations of $36.1 million in the quarter decreased $11.1 million versus the prior year as an increase in working capital, primarily related to the fourth quarter 2016 unplanned outages, more than offset higher net income. Capital expenditures of $19.2 million in the quarter decreased $7.9 million versus the prior year.

The Company recorded an approximately $53 million one-time net tax benefit in the fourth quarter of 2017 to reflect the Tax Cuts and Jobs Act (the "2017 Tax Act") primarily related to re-measurement of the net deferred tax liability at a lower corporate tax rate.

Outlook

•	2017 Tax Act expected to have favorable impact on net income and cash flow - 2018 estimated effective tax rate of approximately 25%

•
Approximately $30 million unfavorable impact to pre-tax income in 1Q 2018 as a result of weather-related temporary production issue at Hopewell, VA facility - at lower end of the previously communicated range

•	Full year 2018 planned plant turnarounds expected to be consistent with historical levels in total ($30 to $35 million pre-tax income impact)

•	2018 global nylon and chemical intermediates industry conditions expected to be similar to 2017; Remain cautious on agriculture fundamentals through 2018 spring planting season

•	Capital Expenditures expected to be $110 to $120 million for the full year 2018, including $20 to $30 million incremental investments in high-return growth and cost savings projects

•	On February 21, 2018, the Company entered into an amended credit facility with an all-revolver structure at lower borrowing costs reflecting more favorable credit market conditions

“The weather-related temporary production issues that we faced in early 2018 were resolved as expected, and we continue to drive robust operational performance across our organization. We are investing in high-return growth and cost savings projects, optimizing production output, maximizing higher value product mix and benefiting from the passage of tax reform. We have built a solid foundation for ongoing value creation; 2017 was a terrific year and we remain confident that AdvanSix is well positioned over the long term,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2017 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 23 until 12 noon ET on March 2 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10115848.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our Nylon 6 integrated manufacturing chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; our operations requiring substantial capital; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, store and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties; cybersecurity incidents; failure to maintain effective internal controls; our inability to achieve some or all of the anticipated benefits of the spin-off from Honeywell including uncertainty regarding qualification for expected tax treatment and indebtedness incurred in connection with the spin-off; fluctuations in our stock price; and tax reform or other changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$55,432	$14,199
Accounts and other receivables – net	196,003	131,671
Inventories – net	129,208	128,978
Other current assets	7,130	7,690
Total current assets	387,773	282,538

Property, plant and equipment – net	612,612	575,375
Goodwill	15,005	15,005
Other assets	34,884	32,039
Total assets	$1,050,274	$904,957

Liabilities
Current liabilities:
Accounts payable	$227,711	$222,929
Accrued liabilities	35,013	25,396
Income taxes payable	1	86
Deferred income and customer advances	17,194	25,567
Current portion of long-term debt	16,875	—
Total current liabilities	296,794	273,978

Deferred income taxes	92,276	114,200
Long-term debt	248,339	264,838
Postretirement benefit obligations	33,396	33,544
Other liabilities	3,144	3,035
Total liabilities	673,949	689,595

Stockholders' Equity
Common stock, par value $0.01; 200,000,000 shares authorized and 30,482,966 shares issued and outstanding	305	305
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding	—	—
Additional paid-in capital	263,081	242,806
Retained earnings (accumulated deficit)	121,985	(24,714)
Accumulated other comprehensive loss	(9,046)	(3,035)
Total stockholders' equity	376,325	215,362
Total liabilities and stockholders' equity	$1,050,274	$904,957

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Sales	$370,389	$259,323	$1,475,194	$1,191,524

Costs, expenses and other:
Costs of goods sold	325,749	279,423	1,249,014	1,083,894
Selling, general and administrative expenses	18,792	19,804	72,815	53,753
Other non-operating expense (income), net	2,352	1,894	8,733	102
	346,893	301,121	1,330,562	1,137,749

Income before taxes	23,496	(41,798)	144,632	53,775
Income tax expense (benefit)	(48,870)	(17,084)	(2,067)	19,628
Net income	$72,366	$(24,714)	$146,699	$34,147

Earnings per common share
Basic	$2.37	$(0.81)	$4.81	$1.12
Diluted	$2.31	$(0.81)	$4.72	$1.12

Weighted average common shares outstanding
Basic	30,482,966	30,482,966	30,482,966	30,482,966
Diluted	31,325,584	30,503,587	31,091,601	30,503,587

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$72,366	$(24,714)	$146,699	$34,147
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,931	10,365	48,455	40,329
Loss on disposal of assets	264	283	1,500	1,529
Deferred income taxes	(47,991)	(17,672)	(7,513)	11,534
Stock based compensation	2,056	1,327	7,742	1,327
Accretion of deferred financing fees	148	148	592	148
Changes in assets and liabilities:
Accounts and other receivables	(43,495)	16,169	(64,320)	(3,948)
Inventories	(28,734)	7,672	(230)	21,253
Accounts payable	42,065	24,007	8,172	23,846
Income taxes payable	(17)	86	(85)	86
Accrued liabilities	7,383	9,971	9,617	281
Deferred income and customer advances	16,393	23,861	(8,373)	360
Other assets and liabilities	2,767	(4,230)	(7,649)	(17,152)
Net cash provided by operating activities	36,136	47,273	134,607	113,740

Cash flows from investing activities:
Expenditures for property, plant and equipment	(19,232)	(27,150)	(86,438)	(84,009)
Other investing activities	(1,422)	(1,911)	(6,809)	(2,372)
Net cash used for investing activities	(20,654)	(29,061)	(93,247)	(86,381)

Cash flows from financing activities:
Proceeds from long-term debt	—	—	—	270,000
Payment of long-term debt	—	(3,375)	—	(3,375)
Payment of debt issuance costs	—	(111)	—	(1,881)
Borrowings under revolving credit facility	—	18,000	308,500	58,000
Payments of revolving credit facility	—	(58,000)	(308,500)	(58,000)
Payment of revolving credit facility fees	—	(64)	—	(1,080)
Principal payments under capital lease	(36)	(165)	(127)	(165)
Distribution to Honeywell in connection with Spin-Off	—	—	—	(269,347)
Net increase (decrease) in invested equity	—	1,738	—	(7,312)
Net cash used for financing activities	(36)	(41,977)	(127)	(13,160)

Net increase in cash and cash equivalents	15,446	(23,765)	41,233	14,199
Cash and cash equivalents at beginning of period	39,986	37,964	14,199	—
Cash and cash equivalents at the end of period	$55,432	$14,199	$55,432	$14,199

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$25,222	$28,485

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net cash provided by operating activities	$36,136	$47,273	$134,607	$113,740
Expenditures for property, plant and equipment	(19,232)	(27,150)	(86,438)	(84,009)
Free cash flow (1)	$16,904	$20,123	$48,169	$29,731

(1) Free cash flow is a non-GAAP measure and defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net income	$72,366	$(24,714)	$146,699	$34,147
Interest expense, net	2,343	1,847	7,716	1,847
Income tax expense (benefit)	(48,870)	(17,084)	(2,067)	19,628
Depreciation and amortization	12,931	10,365	48,455	40,329
EBITDA (2)	$38,770	$(29,586)	200,803	95,951
Prior year one-time benefit (3)			—	15,500
EBITDA excluding prior year one-time benefit			$200,803	$80,451

Sales	$370,389	$259,323	$1,475,194	$1,191,524
EBITDA margin (4)	10.5%	(11.4)%	13.6%	8.1%

EBITDA margin excluding prior year one-time benefit			13.6%	6.8%

(2) EBITDA is a non-GAAP measure and defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) Prior year one-time benefit reflects the $15.5 million one-time benefit in 1Q 2016 related to the termination of a long-term supply agreement
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

Reconciliation of Net Income and Diluted EPS to
Net Income and Diluted EPS Excluding One-Time Net Tax Benefit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net income	$72,366	$(24,714)	$146,699	$34,147
One-time net tax benefit (5)	(53,424)	—	(53,424)	—
Net income excluding one-time net tax benefit	$18,942	$(24,714)	$93,275	$34,147

Diluted EPS	$2.31	$(0.81)	$4.72	$1.12
One-time net tax benefit (5)	(1.71)	—	(1.72)	—
Diluted EPS excluding one-time net tax benefit	$0.60	$(0.81)	$3.00	$1.12

(5) Reflects 4Q17 one-time net tax benefit primarily related to re-measurement of net deferred tax liability at a lower corporate tax rate

The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.